Exhibit 23.1

CONSENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

In connection with the filing of Form 8-K/A (included in the exhibits to such filing) we hereby consent to the inclusion herein of our report dated May 16, 2007 on the financial statements of Perfect Circle Projectiles, LLC for the years ended December 31, 2006 and 2005.

Palatine, Illinois September 24, 2007	/s/ Detterbeck Johnson & Monsen, Ltd